Exhibit 99.2

Verso Corporation Completes Sale of

Androscoggin and Stevens Point Mills

MIAMISBURG, Ohio, Feb. 10, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) (“Verso” or the “Company”) today announced that it has completed the sale of its Androscoggin Mill, located in Jay, Maine, and its Stevens Point Mill, located in Stevens Point, Wisconsin, to Pixelle Specialty Solutions LLC (“Pixelle”).

“We are pleased to have completed the sale of our Androscoggin and Stevens Point mills to Pixelle,” said Verso Chief Executive Officer Adam St. John. “After the transaction, we will continue to be a debt-free company with significant manufacturing and financial flexibility, well positioned to enhance our competitive market position, effectively respond to industry trends and take advantage of low-risk, high-return opportunities that should create long-term value for all of our stakeholders.”

“With the sale of the Stevens Point and Androscoggin mills, we will now focus on the growth and enhancement of our pulp and packaging products as well as the specialty products produced at our remaining mills,” said Verso President, Mike Weinhold. “Our experienced, knowledgeable employees combined with our flexible manufacturing capabilities and unmatched commitment to innovation, product performance and service position Verso as a supplier of choice in North America and beyond.”

Verso is a leading North American producer of graphic and specialty papers, packaging and pulp. The Company’s Duluth, Escanaba, Quinnesec and Wisconsin Rapids mills have a combined annual production capacity of 2 million tons of paper.

The Company will promptly announce how it plans to utilize no less than $225 million and up to $282 million of the net cash proceeds from the transaction for the benefit of stockholders. Verso also plans to utilize a portion of the net cash proceeds in 2020 to reduce its remaining unfunded pension liability.

Houlihan Lokey acted as financial advisor to the Company and Akin Gump Strauss Hauer & Feld LLP acted as legal counsel to the Company in connection with the transaction.

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of graphic and specialty papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed under the caption “Risk Factors” in Verso’s Form 10-K for the fiscal year ended December 31, 2018 and Form 10-Q for the third quarter ended September 30, 2019, and from time to time in Verso’s other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

SOURCE Verso Corporation

For further information:

Media Contact:

Shawn Hall

Director, Communications

(937) 528-3700

shawn.hall@versoco.com

Investor Contact:

(937) 528-3220

investor.relations@versoco.com